UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2004

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Glenpointe Centre West Teaneck, New Jersey	07666

(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233
(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1: SEVERANCE & NONCOMPETITION AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.

     On December 13, 2004, Cognizant Technology Solutions Corporation (the “Registrant”) entered into a Severance and Noncompetition Agreement (the “Agreement”) with Ramakrishnan Chandrasekaran, Executive Vice President and Managing Director of the Registrant. Pursuant to the Agreement and among other matters, Mr. Chandrasekaran has agreed not to engage in a competitive business in any capacity for one year following termination of employment and not to solicit any of the Registrant’s employees to leave the Registrant during the term of the Agreement and for the one-year period following termination of employment. The Agreement includes proprietary rights assignment and confidentiality provisions. The Agreement also provides that Mr. Chandrasekaran will receive one year’s base salary and a full annual bonus upon termination of employment, other than in the case of a termination for cause, as such term is defined in the Agreement. In addition, the Agreement provides that all stock options held by Mr. Chandrasekaran will vest in full immediately upon the occurrence of certain events. The foregoing summary is qualified in its entirety by reference to the Agreement filed herewith.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
10.1	Severance and Noncompetition Agreement with Ramakrishnan Chandrasekaran dated December 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
By:	/s/ Steven E. Schwartz
	Name:	Steven E. Schwartz
	Title:	Vice President and General Counsel

Date: December 17, 2004